UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 11, 2005

Date of Report (Date of Earliest Event Reported)

THE FINOVA GROUP INC.

(Exact Name of Registrant Specified in Charter)

Delaware	1-11011	86-0695381
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 N. Scottsdale Road, Scottsdale Arizona	85251-7623
(Address of Principal Executive Offices)	(Zip Code)

(480) 636-4800

(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.

below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 12, 2005, The FINOVA Group Inc. ("FINOVA") issued the following press release:

News Release

Contact:	Jill Harness	For Immediate Release
Manager- Shareowner Services
480-636-6494

The FINOVA Group Inc. Releases Selected Projections

The FINOVA Group Inc. (OTC: FNVG) is releasing the selected financial projections below to provide additional information about FINOVA's remaining portfolio and projected payments on its 7.5% Senior Secured Notes due in November 2009 (the "Senior Notes"), which had an aggregate outstanding principal balance of $1.8 billion as of June 30, 2005. FINOVA cautions investors that the facts and assumptions underlying the projections will change, and those changes may cause significant positive or negative differences to the projected results. Many of the facts and assumptions are beyond the control of FINOVA and/or its customers. FINOVA anticipates that there will be differences between the projections and FINOVA's actual results, so investors should not place undue reliance on the projections. The projections should be read in conjunction with the audited financial statements and the notes thereto, prepared in accordance with accounting principles generally accepted in the United States, contained in FINOVA's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Annual Report") and its unaudited Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 (the "10-Q Reports") filed with the Securities and Exchange Commission, as well as the information noted in this release.

The financial projections are derived from management's estimation of the amount and timing of future cash flows to be collected from FINOVA's portfolio of assets in the ordinary course of business. The cash flow estimates assume, among other things, that the asset portfolios are collected in an orderly fashion over time and do not represent estimated recoverable amounts if FINOVA were to liquidate its asset portfolios over a short period of time. Management believes that a short-term asset liquidation could have a material negative impact on FINOVA's ability to recover amounts recorded in FINOVA's audited financial statements and in the projections.

FINOVA's process of developing the projections included an assessment of its asset portfolio on a transaction-by-transaction basis. Estimates of payments to holders of Senior Notes were based on information and numerous assumptions as of the date each asset was assessed concerning general economic conditions and trends, specific market segments, the financial condition of FINOVA's customers, an assessment of the underlying collateral and management's estimation as to the ultimate outcome of individual transactions. In addition, management made assumptions concerning customers' ability to obtain full refinancing of balloon obligations or residuals at maturity. As a result, the cash flow estimates and projections assume FINOVA incurs refinancing discounts for certain transactions.

Overall, the projections reflect FINOVA's expectation of collecting less than the full contractual amounts owed by some of its customers and recovering less than its original investment in certain owned assets, while estimates for certain other assets assumed full repayment of contractual balances, including instances of recoveries or collections in excess of asset values reflected in FINOVA's financial statements.

The projections include individual asset sales and prepayments that FINOVA is both currently discussing with customers and believes are likely to occur. Individual asset sales and prepayments may or may not occur as projected. The projections do not assume any bulk asset sales or more speculative prepayments. During the second quarter of 2005, FINOVA evaluated multiple offers to purchase a substantial portion of the remaining assets; however, prices for those assets were not acceptable. In evaluating offers, FINOVA will generally compare individual offers against FINOVA's internal net present value of estimated future cash flows projected to be collected from those assets less the net present value of FINOVA's operating costs to collect those assets. FINOVA has continued to reduce its workforce and cost structure as the portfolio has declined, in an effort to more closely align FINOVA's operating costs with the size and demands of the remaining asset portfolio. FINOVA will continue to consider future sales of all or substantially all of the remaining portfolio, if one or more buyers can be found at acceptable prices; however, there can be no assurance that FINOVA will be successful in efforts to sell additional assets.

The projections extend through the principal maturity date of the Senior Notes, which are due in November 2009. The Senior Notes are reflected on FINOVA's balance sheet net of an unamortized fresh-start discount. FINOVA is obligated to pay the full principal amount outstanding on the Senior Notes. The projections indicate no principal repayments beyond year-end 2007.

Although the projections anticipate receipt of cash flows through November 2009, there can be no assurance that sufficient cash flows will continue through that date to cover scheduled interest payments on the Senior Notes and operating expenses. FINOVA's actual cash collections on its portfolio have generally occurred faster than anticipated. The projections currently forecast that sufficient cash flow will be generated to cover interest payments on the Senior Notes as well as operating expenses through November 2009. However, the projections forecast that FINOVA will not have sufficient assets to fully repay the remaining principal of the Senior Notes due at maturity. Moreover, if the portfolio liquidation occurs faster than projected, FINOVA's portfolio may not generate sufficient funds to cover operating expenses and interest payments before the Senior Notes mature in November 2009. Experiencing a shortfall in cash to cover operating expenses could adversely interfere with the ability to continue the liquidation of the remaining portfolio in an orderly fashion. As has previously occurred, portfolio runoff may accelerate due to asset sales, prepayments and other factors. Based on past experience, it is possible that substantial portions of the runoff may actually occur faster than reflected in the projections, but as noted above, the projections do not contemplate bulk sales or prepayments for most assets, even though FINOVA may be attempting to sell or negotiate prepayments for some of those assets.

The projections anticipate that the transportation portfolio will comprise an increasing percentage of FINOVA's portfolio over time. The transportation portfolio is primarily comprised of older vintage aircraft, often of class and configuration with limited demand in the aircraft market. FINOVA has a number of aircraft that are off-lease, and the projections anticipate that additional aircraft will be returned to FINOVA as leases expire or as certain operators are unable to continue making payments. For many of these aircraft, FINOVA assumed sales at scrap values, but for certain aircraft, FINOVA assumed it will park and maintain the aircraft for sale or re-lease at a later date. While the current aircraft market makes it difficult to predict, FINOVA believes that the values ultimately realized under this liquidation strategy will significantly exceed the values FINOVA would realize if it were to liquidate those aircraft today; however, projected amounts recovered from these aircraft may differ from recorded amounts and actual realization will be significantly impacted by the future used aircraft market, which is difficult to predict.

The process of estimating future cash flows from aircraft is particularly difficult and subjective, as it requires FINOVA to estimate future demand, lease rates and scrap values for assets for which there is limited demand. During 2005, the aircraft-financing market has been displaying increased activity and an improvement in aircraft values. Although FINOVA has seen an increase in demand and realization for certain types of aircraft, FINOVA remains cautious because of uncertainty in the airline industry. The uncertainty in the airline industry in general and our ability to realize projected amounts in particular centers on what might happen to aircraft lease rates and values if additional carriers go into bankruptcy and excess aircraft are parked and forced into the market, among other factors. Many major domestic carriers continue to post substantial losses due in part to high fuel costs coupled with a high cost structure. If the high fuel costs continue for a lengthy period of time or airlines are not able to efficiently compete with low-cost carriers, additional airlines may be put on bankruptcy watch by the marketplace. As of June 30, 2005, a number of prominent domestic airlines were in bankruptcy with others threatening to file if certain cost reductions cannot be realized. Management considered these market factors when developing its cash flow projections and FINOVA was skeptical about whether trends in the aircraft-financing market will be sustained and if so, for how long.

The projections assume that FINOVA will pay virtually no income taxes during the projection period. FINOVA has substantial net operating loss carryforwards and other tax attributes that are expected to offset its taxable income, including income related to the reversal of deferred tax liabilities. FINOVA expects that there will not be any additional cash benefit from unused net operating loss carryforwards at the end of the projection period.

FINOVA's critical accounting polices are detailed in the Annual Report and 10-Q Reports. Accounting rules permit valuation allowances established on financing assets after implementation of fresh-start reporting to be increased or decreased as facts and assumptions change. However, many financing assets were previously marked down for impairments that existed at the time fresh-start reporting was implemented in 2001. These marked down values became FINOVA's cost basis in those assets, and accounting rules do not permit the carrying value of these assets to be increased above that fresh-start cost basis, even if subsequent facts and assumptions result in a projected increase in value. As a result, the projections include instances where collections will exceed the carrying amounts reflected in the financial statements of certain financing assets.

Impairments of other financial assets (before and after implementation of fresh-start reporting) were marked down directly against the assets' carrying amount. Accounting rules permit further markdowns if changes in facts and assumptions result in additional impairment; however, most of these assets (with certain exceptions) may not be marked up in the financial statements, even if subsequent facts and assumptions result in a projected increase in value. As a result, the projections also include instances where collections exceed the carrying amounts reflected in the financial statements of certain other financial assets.

The projections were prepared for management's internal use and were not prepared with a view to compliance with the published guidelines of the Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding projections or forecasts. FINOVA's auditors have not assisted with the preparation of, nor have they applied testing procedures to the projections. Accordingly, the auditors do not express an opinion or any other form of assurance regarding the projections. Although the projections are presented with numerical specificity, as indicated elsewhere in this release, they are based on various estimates and assumptions which may not be realized and are inherently subject to significant business, economic and other uncertainties, many of which are beyond the control of FINOVA.

FINOVA's actual results for the projected periods will vary from the projections and such variations are likely to be material, with an increased likelihood of greater variations the further out the projected period. Therefore, the projections are not representations by FINOVA of its future performance. The release of these projections should not be regarded as an indication that FINOVA considers them to be a reliable prediction of future events, and investors should not rely on them for that purpose. FINOVA does not intend, and assumes no responsibility, to update the projections to reflect actual results or changes in assumptions or other factors that could affect the projections, including changes in the underlying facts and assumptions used to prepare the projections.

Certain statements in this press release are "forward-looking," in that they do not discuss historical fact, but instead reflect future expectations, projections, intentions or other items. Forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. When used in this report, the words "estimates," "expects," "anticipates," "believes," "plans," "intends" and similar expressions are intended to identify forward-looking statements that involve known and unknown risks and uncertainties.

The risks, uncertainties and other factors that could cause FINOVA's actual results or performance to differ materially from those contemplated by the forward-looking statements include, but are not limited to those discussed or identified from time to time in our public filings, including FINOVA's ability to liquidate its asset portfolio through November 2009, the extent to which FINOVA is successful in implementing its business strategy, including the efforts to maximize the value of its portfolio through orderly collection or sales of assets, the effect of economic conditions, the performance of FINOVA's borrowers, loss of employees, the failure of FINOVA to comply with the terms of its credit obligations, conditions affecting the Company's aircraft portfolio, including changes in International or Federal Aviation Administration directives and conditions affecting the demand for used aircraft and the demand for aircraft spare parts, changes in government regulations, tax rates and similar matters, the accuracy of information relied upon by FINOVA, which includes information supplied by its customers or prepared by third parties, such as appraisers, and risks of litigation. Additional information concerning these and other important factors can be found within the Annual Report and FINOVA's other filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

The FINOVA Group Inc.
Selected Financial Projections (1)
as of August 1, 2005
(Dollars in thousands in tables)

		Unaudited Projections
	Actual Amounts as of	As of December 31,				As of November 30,
	December 31, 2004 (2)	2005 (3)	2006	2007	2008	2009 (4)
Balance Sheet Data:
Cash and cash equivalents (5)	$522,661	$209,710	$164,773	$135,989	$79,964	$1,441
Financial Assets (before reserves):
Transportation	$294,050	$186,754	$147,483	$115,337	$99,903	$87,796
Real Estate	156,056	59,497	28,901	8,301	26	23
All other portfolios	255,829	154,762	37,559	14,464	9,181	8,391
Total Financial Assets (before reserves)	$705,935	$401,013	$213,943	$138,102	$109,110	$96,210

Principal amount of Senior Notes (6)	$2,166,603	$1,692,567	$1,521,947	$1,494,231	$1,494,231	$1,494,231
Fresh-start reporting discount	(579,646)	(539,924)	(508,471)	(479,859)	(447,452)	(413,383)
Senior Notes, net	$1,586,957	$1,152,643	$1,013,476	$1,014,372	$1,046,779	$1,080,848

		Unaudited Projections
	Actual Results for the Year Ended	Year Ended December 31,				Period Ended November 30,
	December 31, 2004 (2)	2005 (3)	2006	2007	2008	2009 (4)
Payments on Senior Notes:
Interest payments	$206,895	$147,129	$122,879	$112,644	$112,067	$112,067
Principal repayments	801,346	474,036	170,620	27,716
Total Payments to Note Holders (7)	$1,008,241	$621,165	$293,499	$140,360	$112,067	$112,067

Notes:

  These projections are subject to numerous assumptions, qualifications and limitations discussed more fully in the SEC filing in which these projections were released. Those provisions are incorporated into these projections by this reference. FINOVA cautions investors that the facts and assumptions underlying the projections will change, and those changes may cause significant positive or negative differences to the projected results. The release of these projections should not be regarded as an indication that FINOVA considers them to be a reliable prediction of future events, and investors should not rely on them for that purpose. FINOVA does not intend, and assumes no responsibility to update the projections to reflect actual results or changes in assumptions or other factors that could affect the projections, including changes in the underlying facts and assumptions used to prepare the projections. The projections should be read in conjunction with the narrative discussion included in this release, FINOVA's 2004 Form 10-K and First and Second Quarter 2005 Forms 10-Q.

  Amounts were obtained or derived from FINOVA's audited consolidated financial statements for the year ended December 31, 2004.

  The 2005 column includes actual results for the first six months of the year and projected results thereafter. In July 2005, FINOVA advised the trustee of the Senior Notes that FINOVA would make an $89.0 million partial prepayment of principal effective August 15, 2005. Following this prepayment, cumulative prepayments through the third quarter of 2005 will have totaled $1.2 billion or 42% of the face amount ($2.97 billion) of the Senior Notes.

  FINOVA's Senior Notes mature in November 2009; the projections were only provided through the end of that month.

  Cash and cash equivalents include retained amounts related to restricted stockholder distributions. The projections assumed the restricted distributions are ultimately used to satisfy debt obligations and no payments or distributions are assumed to be made to FINOVA's stockholders.

  The Senior Notes are reflected on FINOVA's balance sheet net of an unamortized fresh-start discount. FINOVA's obligation is to pay the full principal amount outstanding on the Senior Notes. The projections indicate no principal repayments beyond year-end 2007.

  Since emergence from bankruptcy through June 30, 2005, a $1,000 bond has received total gross payments (principal and interest) of $652, and based on these projections, is estimated to receive additional gross payments of $286 from July 1, 2005 through November 30, 2009, at which time, FINOVA will have projected remaining assets (cash and financial assets, before reserves) of approximately $98 million and principal due on the bonds of over $1.49 billion. As a result, total gross payments on a $1,000 bond are estimated to be $938 through November 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FINOVA GROUP INC.

Date: August 11, 2005	By:	/s/ Richard A. Ross
Richard A. Ross Senior Vice President Chief Financial Officer & Treasurer